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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

This agreement is made as of the 5th day of April, 1994 by and between HYLAND SOFTWARE, INC., an Ohio corporation (the "Company"), and, Bob Hayes an individual residing at 5225 Leatherwood Drive, Westchester, OH 45069 ("Hayes").

      WHEREAS, Hayes wishes presently to render services to the company; and

      WHEREAS, the Company wishes to retain the services of Hayes in furtherance of its business;

      NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties herein contained, the parties hereby agree as follows:

      1. TERM: The term of this agreement commenced on April 5, 1994 and remains in effect until Hayes's resignation from the Company or the termination of Hayes's employment from the Company as specified in Paragraph 5.

      2. DUTIES: During the Term of this Agreement, Hayes shall devote his best efforts to render services as a Senior Developer. Hayes agrees to carry out said duties in a diligent, trustworthy, skillful and competent manner as directed from time to time by the Board of Directors of the Company.

      3. COMPENSATION: As compensation for Hayes's services during the Term of this Agreement, the Company agrees to pay Hayes $80,000. Compensation may be increased by the Board of Directors during the term of this contract at the Board of Directors discretion.

      4. EMPLOYMENT CONDITIONS: Hayes's employment shall be governed by Paragraphs 4 through 10 of this Agreement, including specifically Paragraph 8 regarding nondisclosure and non competition. After Hayes's employment commences, he shall provide the Company with a fully-executed Internal Revenue Service Form W-9 prior to his first salary payment.
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      5.    TERMINATION: Not withstanding Section 1 of this Agreement, the parties shall have the right to terminate this Agreement upon the occurrence of one or more of the following events:

      a. A proven act of dishonesty by Hayes which results in loss or damage to the company;

      b. Willful and material neglect by Hayes of his duties hereunder;

      c. Except for (a) and (b) above, material breach by Hayes of the provisions of this Agreement provided that such breach is not cured by Hayes within thirty (30) days after receipt of written notice from the Company specifying the nature of such breach. Termination of this Agreement by the Company pursuant of the foregoing provisions shall constitute "Termination for Cause."

      In the event of a Termination for Cause pursuant to this Paragraph 5, Hayes shall be paid up to the date of termination and shall have no further claim for compensation against the Company. In the event this Agreement is terminated for any reason whatsoever, Hayes agrees to immediately surrender and cause to be delivered and returned to the Company all property and chattels of the Company in his possession or under his control.

      6. VACATION AND SICK LEAVE: Annually, Hayes shall be entitled to fourteen (14) days of paid vacation to be taken and shall receive the same paid vacation during each calendar year thereafter, provided that Hayes's employment has not been terminated prior thereto for "Cause" or by resignation, in which cases Company shall not be obligated for unpaid vacations. In all other termination cases, Hayes shall receive payment for unpaid vacations. Hayes shall also be entitled to paid leave on all national holidays for which the other employees of the company receive paid leave. Paid vacation may be increased at the discretion of the Board of Directors.

      Hayes shall be entitled to paid leave on account of illness in accordance with further action of the Company's Board of Directors.
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      7.    STOCK OPTION. Hayes (the "Optionee") is hereby granted a
nonqualified Stock Option for a total of thirty (30) Common Shares of the Company, subject in all respects to the provisions of the Hyland Software, Inc. Stock Option Plan (herein called the "Plan") which was adopted by the Company on March 3, 1992 and amended April 4, 1994 and which is incorporated herein by reference. The option price shall be One Dollar ($1.00) per Share, payable in cash by Optionee upon exercise as hereinafter provided. As a condition of issuance of this Option, Optionee agrees to satisfy the Supplemental Wage Withholding Obligation of the Company by remitting to the Company, at the time(s) of exercise, any taxes required to be withheld under federal, State, or local laws as a result of such exercise. All Stock options shall be restricted in that at any time prior to twelve months from the date of vesting it must be tendered by the holder for repurchase at the option price by the Company at such time as Optionee ceases to render substantial services to the Company, and each certificate shall bear a legend to this effect. After said date the restriction shall lapse.

      This Stock Option shall be exercisable in accordance with the following:

      (a) Fifteen (15) Common shares may be purchased at the exercise price on or after January 1, 1995. Fifteen (15) Common Shares may be purchased on after January 1, 1996, for a total of Thirty (30) shares, provided that optionee has, during the twelve (12) preceding months, rendered continuous service to the Company in accordance with this Agreement. No Option shall be exercisable more than ten (10) years after the date upon which the Optionee is so vested; and

      (b) Optionee warrants that the Shares will be held by him solely for investment purposes and not for resale; and

      (c) The option may not be transferred by Optionee in any manner except, in the event of death, those shares vested pursuant to Paragraph 7(a) will pass by Will or by the laws of descent and distribution. This restriction shall be binding upon the executors, administrators and heirs of Optionee; and Optionee agrees to accept as binding and conclusive the determination of the Board of Directors as to any questions relating to the Option or the Plan.
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8. NONDISCLOSURE/NONCOMPETITION: Hayes covenants and agrees that, during such time as that he is a shareholder of the Company, and during the entire period of his consultation or employment with the company and for one (1) year thereafter (however terminated):

      (a) Hayes shall not, without prior written consent of the Company in each instance obtained, directly, or indirectly, communicate, disclose, transmit, disseminate, or otherwise publish or reveal in any form whatsoever to third parties, the Proprietary Information (as hereinafter defined) imparted to or learned by Hayes from the Company. "Proprietary Information" shall mean any and all information, including, but not limited to, information concerning the design and development of computer software used in the Company's business, not generally known or recognized as standard practice, which is disclosed to, developed by, or known by Hayes concerning any and all of the technology, research, test procedures and results, inventions, concepts, documentation, computer programming, processes and products, produced or developed by the Company, its successors or assigns.

      (b) Hayes shall take all reasonable measures to safeguard the Company's Proprietary Information from becoming available to third parties.

      (c) Hayes shall not solicit or induce or attempt to solicit or induce, employees or sales representatives of the Company to terminate their employment by or representation of the Company; nor shall Hayes solicit customers of the Company or solicit or accept business, patronage or orders directly or indirectly from existing or potential customers of the Company, whether on his own account, or as a partner, joint venturer, employee, agent, representative, consultant, or as a shareholder of any corporation. This covenant is of the essence of this Agreement and shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action of Hayes against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this covenant by the Company.
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      (d) All documents, records, notebooks, computer reports, files, tapes, notes or other memoranda of or contained the Proprietary Information made or compiled by Hayes or made available by the Company to Hayes, including all copies thereof, are and shall be and remain the property of the Company held by Hayes only in trust for the Company and shall be delivered to the Company by Hayes upon the termination of his consultation or subsequent employment by the Company.

      (e) In the event of a breach or threatened breach by Hayes of the provisions of Subparagraphs (a), (c), and (d) hereof, the Company and its successors, assigns and affiliates (as third-party beneficiaries) shall be entitled to an injunction restraining such violation, it being understood that the Company and its successors, assigns and affiliates may also pursue other available remedies for such breach or threatened breach, including the recovery of damages.

      (f) Hayes shall disclose fully and promptly in writing to the Company all ideas, discoveries, inventions and improvements (collectively "Improvements") which are conceived of or developed by Hayes, alone or with others, during the course of his consultation with or employment by the Company which relate to or are capable of use in connection with the business of the Company, and Hayes hereby assigns to the Company all rights, title, and interest in and to such Improvements.

      (g) Hayes shall furnish the Company, at its request and expense, such assistance as may be required to obtain copyrights, patents and all similar rights for such Improvements in any and all countries of the world, including execution of copyright and/or patent applications and assignments or other papers required to create, maintain or enforce the rights of the Company or its nominee. All such Improvements are the property of the Company whether or not patent applications or other papers are filed.
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      9.    ASSIGNMENT: This agreement shall be assignable by the Company to any successor or assigns of all or part of the Company without the consent of Hayes.

      10. GOVERNING LAW: This Agreement contains the entire understanding of the parties and shall not be modified except by a writing executed by both parties. This Agreement supersedes and merges all previous agreements between Hayes and Hyland Software, Inc. This Agreement shall be construed under and enforced by the laws of the State of Ohio.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY":                                "Hayes"

HYLAND SOFTWARE, INC.

By /s/ John. P. Hyland Jr. 04/18/94       /s/ Robert J. Hayes
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                                          Bob Hayes

Its: President
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